SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             December 31, 2007

Pro-Dex, Inc

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-14942 (Commission File Number)	84-1261240 (IRS Employer Identification No.)

            151 E. Columbine Avenue, Santa Ana, California 92707
                        (Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code                     714-241-4411

                                                                  Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 17, 2008, concurrent with the first payroll to be paid in calendar year 2008, the annual base salaries for Patrick Johnson, Executive Vice President and Chief Business Development Officer of the Company, and Jeffrey J. Ritchey, Chief Financial Officer, Vice President and Secretary of the Company are to be increased per approval of the Compensation Committee of the Board of Directors of Pro-Dex, Inc. (the “Company”) at its December 4, 2007 meeting effective December 31, 2007.  Mr. Johnson’s 2008 base salary is $210,000 (his prior salary was $180,000).  Mr. Ritchey’s 2008 base salary is $165,000 (his prior salary was $149,522).  Mr. Ritchey will also receive an annual grant of 6,000 options to purchase the Company’s common stock on December 1 of each year that he is employed by the Company.  The exercise price of such options shall be the closing price of the Company’s common stock on the date of grant.  Both individuals are eligible for bonus payments based on the Company reaching certain quarterly and annual operating income targets.  The bonus is based on a formula that will pay 7.5% of the base salary if the quarterly operating income targets are reached and an additional 7.5% of the base salary if the annual operating income targets are met.  If targets are exceeded, the bonus level rises on a linear basis by the same percentage increase.  For example, if the operating income for a quarter equals 125% of the target amount, the bonus will equal 7.5% of base salary multiplied by 125%.  If the targets are not met, the percentage payment is reduced on a linear basis by the same percentage level below the target.  For example, if the operating income for a quarter equals 85% of the target amount, the bonus will equal 7.5% of base salary multiplied by 85%.  If less than 80% of the target is achieved, the bonus is reduced to zero.  The quarterly and annual bonus earned is paid quarterly and annually only after the completion of the review or audit of the period to which such bonus relates.  Both individuals are also employed on an “at will” basis.

On January 7, 2008, the Company entered into a Severance Agreement with Jeff Ritchey, Chief Financial Officer, Vice President and Secretary which continues until termination by either party. Pursuant to the Severance Agreement, if the Mr. Ritchey’s employment is involuntarily terminated by the Company without “cause” or by Mr. Ritchey for “good reason,” Mr. Ritchey is entitled to four month’s salary.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits:

Number	Description

10.1	Amendment to Employment Agreement between Patrick Johnson and Pro-Dex, Inc. dated January 7, 2008.
10.2	Severance Agreement between Jeffrey J. Ritchey and Pro-Dex, Inc. dated January 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 8, 2008                       Pro-Dex, Inc.

By: /s/ Jeffrey J. Ritchey
       Jeffrey J. Ritchey, Chief Financial Officer,
Secretary and Vice President